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                                                                     Exhibit 3.2

                                     BY-LAWS
                                       of
                         NEW MORTON INTERNATIONAL, INC.
               Incorporated under the Laws of the State of Indiana
                               (The "Corporation")

                                    ARTICLE I

                               Offices and Records

                  Section 1.1. Indiana Office. The principal office of the Corporation in the State of Indiana shall be located in the City of Indianapolis, County of Marion, and the name and address of its registered agent is CT Corporation System, 1 North Capitol Avenue, Indianapolis, Indiana 46204.

                  Section 1.2. Other Offices. The Corporation may have such other offices, either within or without the State of Indiana, as the Board of Directors may designate or as the business of the Corporation may from time to time require.

                  Section 1.3. Books and Records. The books and records of the Corporation may be kept outside the State of Indiana at the Corporation's principal executive office in Chicago, Illinois or at such other place or places as may from time to time be designated by the Board of Directors.


                                   ARTICLE II

                                  Shareholders

                  Section 2.1. Annual Meeting. The annual meeting of the shareholders of the Corporation shall be held on such date and at such place and time as may be fixed by resolution of the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may properly come before the meeting. Any previously scheduled annual meeting of the shareholders may be postponed by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such annual meeting of shareholders. Subject to the rights of the holders of any class or series of stock having a preference over the Common Stock of the Corporation as to dividends or upon liquidation ("Preferred Stock"), any action required or permitted to be taken by the shareholders of the Corporation must be effected at an annual or special meeting of shareholders of the Corporation or may be effected by a unanimous consent in writing by such shareholders.

                  Section 2.2. Special Meeting. Subject to the rights of the holders of any class of Preferred Stock, special meetings of the shareholders may be called only by the Chairman of the Board or by the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board (as such term is defined in paragraph C(10) of Article EIGHTH of the Corporation's Articles of Incorporation (the "Articles of Incorporation")). Any previously scheduled special meeting of the shareholders may be postponed by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such special meeting of the shareholders.
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                  Section 2.3. Place of Meeting. The Board of Directors may
designate the place of meeting for any annual meeting or for any special meeting of the shareholders called by the Board of Directors. If no designation is made by the Board of Directors, or if a special meeting be otherwise called, the place of meeting shall be the principal executive office of the Corporation in Chicago, Illinois.

                  Section 2.4. Notice of Meeting. Written or printed notice, stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called, shall be prepared and delivered by the Corporation not less than ten (10) days nor more than sixty (60) days before the date of the meeting, either personally or by mail, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation. Such further notice shall be given as may be required by law. Business transacted at any special meeting shall be confined to the purpose or purposes stated in the notice of such special meeting. Meetings may be held without notice if all shareholders entitled to vote are present, or if notice is waived by those not present.

                  Section 2.5. Quorum. Except as otherwise provided by law or by the Articles of Incorporation, a majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders, except that when specified business is to be voted on by a class or series voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum of such class or series for the transaction of such business. The chairman of the meeting or a majority of the shares so represented may adjourn the meeting from time to time, whether or not there is such a quorum. No notice of the time and place of adjourned meetings need be given except as required by law. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

                  Section 2.6. Proxies. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder, or by his duly authorized attorney in fact. Such proxy must be filed with the Secretary of the Corporation or his representative at or before the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless the proxy shall otherwise provide.

                  Section 2.7. Judges of Election. The Board of Directors shall, in advance of each meeting of shareholders, elect three (3) judges of election to serve with respect to such meeting of shareholders, and if any judge so elected shall refuse to serve or shall not be present at such shareholders' meeting, he shall be replaced by the Board of Directors in advance of such meeting or by the Chairman of such meeting in advance of any voting at such meeting. All voting at shareholders' meetings shall be conducted solely under the direction of the judges, and the decision of a majority of the judges as to the outcome of all voting at such meetings shall be binding upon the Corporation and its shareholders in the absence of actual fraud in the decision of a majority of the judges. Any competent person over the age of twenty-one (21) may be appointed as a judge of election, other than any director or candidate for the office of director.

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                  Section 2.8.  Notice of Shareholder Business and Nominations.

                  (a) Annual Meetings of Shareholders. (1) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders (A) pursuant to the Corporation's notice of meeting, (B) by or at the direction of the Board of Directors or (C) by any shareholder of the Corporation who was a shareholder of record at the time of giving of notice provided for in this By-Law, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this By-Law.

                           (2)      For nominations or other business to be
properly brought before an annual meeting by a shareholder pursuant to clause
(C) of paragraph (a)(1) of this By-Law, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Such shareholder's notice shall set forth (A) as to each person whom the shareholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (B) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such shareholder, as they appear on the Corporation's books, and of such beneficial owner and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such shareholder and such beneficial owner.

                           (3)      Notwithstanding anything in the second
sentence of paragraph (a)(2) of this By-Law to the contrary, in the event that the number of directors to be elected by the shareholders to the Board of Directors of the Corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least 70 days prior to the first anniversary of the preceding year's annual meeting, a shareholder's notice required by this By-Law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.


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                  (b) Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Corporation's notice of meeting (1) by or at the direction of the Board of Directors or (2) provided that the Board of Directors has determined that directors are to be elected at such special meetings by any shareholder of the Corporation who is a shareholder of record at the time of giving of notice provided for in this By-Law, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this By-Law. In the event the Board calls a special meeting of shareholders for the purpose of electing one or more directors, any such shareholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation's notice of meeting, if the shareholder's notice required by paragraph (a)(2) of this By-Law shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

                  (c) General. (1) Only such persons who are nominated in accordance with the procedures set forth in this By-Law shall be eligible to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this By-Law. The chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this By-Law and, if any proposed nomination or business is not in compliance with this By-Law, to declare that such defective proposal or nomination shall be disregarded.

                           (2)      For purposes of this By-Law, "public
announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

                           (3)      Notwithstanding the foregoing provisions of
this By-Law, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this By-Law. Nothing in this By-Law shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

                           (4)      Nothing in this Section 2.8 shall be deemed
to diminish or detract from the power of the Board of Directors to fix the number of directors pursuant to Section 3.2 or to fill vacancies pursuant to
Section 3.7 of these By-Laws.

                           (5)  For purposes of this By-Law, for the first
annual meeting of shareholders, the first anniversay of the preceding year's annual meeting of shareholders shall be deemed to be October 24 in the year that such first annual meeting is held.

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                  Section 2.9. Procedure for Election of Directors. Election of
directors at all meetings of the shareholders at which directors are to be elected shall be by ballot, and, except as otherwise set forth in any Preferred Stock Designation (as defined in Article FOURTH of the Articles of Incorporation) with respect to the right of the holders of any class or series of Preferred Stock to elect additional directors under specified circumstances, a plurality of the votes cast thereat shall elect. Except as otherwise provided by law, the Articles of Incorporation, any Preferred Stock Designation, the By-Laws of the Corporation or resolution adopted by the Whole Board, action on all matters other than the election of directors submitted to the shareholders at any meeting shall be approved if the votes cast favoring the action exceed the votes cast opposing the action.


                                   ARTICLE III

                               Board of Directors

                  Section 3.1. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors. In addition to the powers and authorities by these By-Laws expressly conferred upon them, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these By-Laws required to be exercised or done by the shareholders.

                  Section 3.2. Number, Tenure and Qualifications. Subject to the rights of the holders of any class or series of Preferred Stock to elect directors under specified circumstances, the number of directors shall be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the Whole Board. The directors, other than those who may be elected by the holders of any series of Preferred Stock under specified circumstances, shall be divided, with respect to the time for which they severally hold office, into three classes, with the term of office of the first class to expire at the 1997 annual meeting of shareholders, the term of office of the second class to expire at the 1998 annual meeting of shareholders and the term of office of the third class to expire at the 1999 annual meeting of shareholders, with each director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of shareholders, commencing with the 1997 annual meeting, directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of shareholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified, except that, if authorized by a resolution of the Board of Directors, directors may be elected to terms expiring prior to the third succeeding annual meeting of shareholders in order to fill any vacancy, preserve or create equality as near as may be in the numbers of directors in each class, or in anticipation of a director's ceasing to be qualified to serve as such. In order to be qualified to serve as a director, a person must (a) not have attained the age of seventy (70) years and (b) either (i) be an officer or employee of the Corporation and not
(A) have voluntarily resigned from the position or office he held at the time of his election as a director, (B) have retired or been retired pursuant to the requirements of a pension, profit sharing, or similar plan or (C) have, at the time of his election as a director, held a position or office in the Corporation which has been changed, other than by an upward or expanded promotion or (ii) in the case of any person who is not an officer or employee of the Corporation, not
(A) have retired from or severed his connection with the organization with which he was affiliated at the

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time of his election as a director or (B) have held a position or office with an organization with which he was affiliated at the time of his election as a director which has been changed, other than by an upward or expanded promotion. Whenever any director shall cease to be qualified to serve as a director his term shall expire, but such director shall continue to serve until his successor is elected and qualified; provided, however, that no director's term shall so expire if the Board of Directors shall have waived such qualification.

                  Section 3.3. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this By-Law immediately after, and at the same place as, the Annual Meeting of Shareholders. The Board of Directors or any committee thereof may, by resolution, provide the time and place for the holding of additional regular meetings without other notice than such resolution.

                  Section 3.4. Special Meetings. Special meetings of the Board of Directors shall be called at the request of the Chairman of the Board, the President or a majority of the Board of Directors; the person or persons authorized to call special meetings of the Board of Directors may fix the place and time of the meetings. Special meetings of any committee of the Board of Directors shall be called at the request of the chairman of the committee or the Secretary of the Corporation; the person authorized to call special meetings of a committee of the Board of Directors may fix the place and time of the meetings.

                  Section 3.5. Notice. Notice of any special meeting of the Board of Directors or any committee thereof shall be given to each member director at the appropriate business or residence address in writing or by telegram, by facsimile transmission or by telephone communication. If mailed, such notice shall be deemed adequately delivered when deposited in the United States mails so addressed, with postage thereon prepaid, at least five (5) days before such meeting. If by telegram, such notice shall be deemed adequately delivered when the telegram is delivered to the telegraph company at least twenty-four (24) hours before such meeting. If by facsimile transmission, such notice shall be deemed adequately delivered when the notice is transmitted at least twenty-four (24) hours before such meeting. If by telephone, the notice shall be given at least twelve (12) hours prior to the time set for the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors or committee thereof need be specified in the notice of such meeting, except for amendments to these By-Laws, as provided under Article VII, Section 7.1. A meeting may be held at any time without notice if all the directors or committee members are present or if those not present waive notice of the meeting in writing, either before or after such meeting.

                  Section 3.6. Meetings by Conference Telephone. Members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or such committee by telephonic means or similar communications equipment whereby all persons participating in the meeting can hear and be heard by each other. Participation in a meeting pursuant to this
Section 3.6 shall constitute presence at such meeting for determining quorum and all other purposes under these By-Laws.

                  Section 3.7. Quorum. A whole number of directors equal to at least a majority of the Whole Board shall constitute a quorum for the transaction of business, but if at any meeting of the Board of Directors there shall be less than a quorum present, a majority


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of the directors present may adjourn the meeting from time to time without further notice. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. The directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.

                  Section 3.8. Quorum Required for Committees of the Board of Directors. A whole number of directors on a committee of the Board of Directors equal to at least 50% of the number of members of such committee shall constitute a quorum for the transaction of business by such committee. The act of a majority of the members present at a meeting of a committee at which a quorum is present shall be the act of such committee.

                  Section 3.9. Newly Created Directorships and Vacancies. Subject to the rights of the holders of any class or series of Preferred Stock, and unless the Board of Directors otherwise determines, newly created directorships resulting from any increase in the authorized number of directors or vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, and directors so chosen shall hold office for a term expiring at the annual meeting of shareholders at which the term of office of the class to which they have been elected expires and until such director's successor shall have been duly elected and qualified. No decrease in the number of authorized directors constituting the Whole Board shall shorten the term of any incumbent director.

                  Section 3.10. Executive Committee. The Board of Directors, immediately following each annual meeting of shareholders or a special meeting of the same held for the election of a majority of directors, shall immediately meet and shall appoint from its number by a majority vote of the Whole Board an Executive Committee of such number of members as from time to time may be selected by the Board, to serve until the next annual or special meeting at which a majority of directors is elected or until the respective successor of each is duly appointed. The Executive Committee shall possess and may exercise all the powers and authority of the Board of Directors in the management and direction of the business and affairs of the Corporation, except as limited by law and except for the power to change the membership or to fill vacancies in the Board or said Committee. The Board shall have the power at any time to change the membership of said Committee, to fill vacancies in it, to make rules for the conduct of its business, or to dissolve it.

                  Section 3.11. Removal. Subject to the rights of the holders of any class or series of Preferred Stock, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 80 percent of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (the "Voting Stock"), voting together as a single class.


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                                   ARTICLE IV

                                    Officers

                  Section 4.1. Elected Officers. The elected officers of the Corporation shall be a Chairman of the Board of Directors, a Secretary, a Treasurer, and such other officers (including, without limitation, a President) as the Board of Directors from time to time may deem proper. The Chairman of the Board of Directors shall be chosen from the directors. All officers chosen by the Board of Directors shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this
ARTICLE IV. Such officers shall also have such powers and duties as from time to time may be properly assigned by the Board of Directors or by any Committee thereof.

                  Section 4.2. Election and Term of Office. The elected officers of the Corporation shall be elected annually by the Board of Directors at the regular meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient. Each elected officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign, but any such officer may be removed from office at any time by the affirmative vote of a majority of the members of the Whole Board.

                  Section 4.3. Chairman of the Board. The Chairman of the Board shall preside at all meetings of the shareholders and of the Board of Directors and shall have general management of the affairs of the Corporation. Except where by law the signature of the President (if any) is required, the Chairman of the Board shall possess the same power as the President to sign all certificates, contracts, and other instruments of the Corporation which may be authorized by the Board of Directors.

                  Section 4.4. President. The President (if one shall have been chosen by the Board of Directors) shall act in a general executive capacity and shall assist the Chairman of the Board in the administration and operation of the Corporation's business and general supervision of its policies and affairs. The President shall, in the absence of or because of the inability to act of the Chairman of the Board, perform all duties of the Chairman of the Board and preside at all meetings of shareholders and of the Board of Directors. The President may sign certificates, contracts, and other instruments of the Corporation as authorized by the Board of Directors.

                  Section 4.5. Treasurer. The Treasurer shall exercise general supervision over the receipt, custody and disbursement of corporate funds. The Treasurer shall cause the funds of the Corporation to be deposited in such banks as may be designated as depositaries in the manner provided by resolution of the Board of Directors. The Treasurer shall have such further powers and duties and shall be subject to such directions as may be granted or imposed from time to time by the Board of Directors, the Chairman of the Board or the President.

                  Section 4.6. Secretary. The Secretary shall keep or cause to be kept in one or more books provided for that purpose, the minutes of all meetings of the Board, the committees of the Board and the stockholders; shall see that all notices are duly given in accordance with the provisions of these By-Laws and as required by law; shall be custodian of


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the records and the seal of the Corporation and affix and attest the seal to all stock certificates of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal; shall see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and in general shall perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned by the Board of Directors, the Chairman of the Board or the President.

                  Section 4.7. Removal. Any officer elected by the Board of Directors may be removed by a majority of the members of the Whole Board whenever, in their judgment, the best interests of the Corporation would be served thereby. No elected officer shall have any contractual rights against the Corporation for compensation by virtue of such action subsequent to the effective date thereof, except as otherwise provided in an employment contract or under an employee deferred compensation plan.

                  Section 4.8. Vacancies. A newly created office and a vacancy in any office because of death, resignation, or removal may be filled by the Board of Directors for the unexpired portion of any term.


                                    ARTICLE V

                                 Stock Transfers

                  Section 5.1. Stock Transfers. The interest of each shareholder of the Corporation shall be evidenced by stock certificates or by registration in book-entry accounts without certificates for shares of stock in such form as the appropriate officers of the Corporation may from time to time prescribe. The shares of the stock of the Corporation shall be transferred on the books of the Corporation by the holder thereof in person or by his attorney, upon cancellation of certificates or debits to book-entry accounts, as the case may be, for the same number of shares, with such proof of the authenticity of the transfer as the Corporation or its agents may reasonably require.

                  Stock certificates shall be signed, countersigned and registered in such manner as the Board of Directors may by resolution prescribe, which resolution may permit all or any of the signatures on such certificates to be in facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.


                                   ARTICLE VI

                            Miscellaneous Provisions

                  Section 6.1. Fiscal Year. The fiscal year of the Corporation shall begin on the first day of July and end on the thirtieth day of June of each year.


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                  Section 6.2.  Dividends.  The Board of Directors may from time to time declare, and the Corporation may pay dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and the Articles of Incorporation.

                  Section 6.3. Seal. The corporate seal may bear in the center the emblem of some object, and shall have inscribed thereunder the words "Corporate Seal" and around the margin thereof the words "New Morton International, Inc. -- Indiana 1997."

                  Section 6.4. Waiver of Notice. Whenever any notice is required to be given to any shareholder or director of the Corporation under the provisions of the Indiana Business Corporation Law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the shareholders or the Board of Directors need be specified in any waiver of notice of such meeting.

                  Section 6.5. Audits. The accounts, books and records of the Corporation shall be audited upon the conclusion of each fiscal year by an independent certified public accountant selected by the Board of Directors, and it shall be the duty of the Board of Directors to cause such audit to be made annually.

                  Section 6.6. Resignations. Any director or any officer, whether elected or appointed, may resign at any time by serving written notice of such resignation on the Chairman of the Board, the President, or the Secretary, and such resignation shall be deemed to be effective as of the close of business on the date said notice is received by the Chairman of the Board, the President, or the Secretary. No formal action shall be required of the Board of Directors or the shareholders to make any such resignation effective.

                  Section 6.7. Indemnification of Directors, Officers, Employees and Agents. The Corporation shall provide indemnification as set forth in Article NINTH of the Articles of Incorporation.


                                   ARTICLE VII

                                   Amendments

                  Section 7.1. Amendments. These By-Laws may be amended, added to, rescinded or repealed at any meeting of the Board of Directors, provided notice of the proposed change was given in the notice of the meeting, given not less than two days prior to the meeting.




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